As filed with the Securities and Exchange Commission on July 23, 2014

Registration No. 333-195466

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	52-1893632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Lockheed Martin Corporation 2011 Incentive Performance Award Plan

(Full title of the plan)

Stephen M. Piper

Vice President and Associate General Counsel

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

(Name and address of agent for service)

(301) 897-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-195466) filed with the Securities and Exchange Commission on April 24, 2014 is being filed solely to correct an error made in the description of Exhibit 99 included in Item 8 and in the Exhibit Index.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Charter of Lockheed Martin Corporation, as amended by Articles of Amendment dated April 23, 2009 (incorporated by reference to Exhibit 3.1 to Lockheed Martin Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010)

4.2	Bylaws of Lockheed Martin Corporation, as amended effective January 24, 2013 (incorporated by reference to Exhibit 3.1 to Lockheed Martin Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2013)

5	Opinion of Stephen M. Piper, Esquire

15	Acknowledgment of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Stephen M. Piper, Esquire (contained in Exhibit 5 hereof)

24	Powers of Attorney

99	Lockheed Martin Corporation Amended and Restated 2011 Incentive Performance Award Plan, as amended April 24, 2014 (incorporated by reference to Exhibit 10.1 to Lockheed Martin Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2014)

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 23rd day of July 2014.

LOCKHEED MARTIN CORPORATION

/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Marillyn A. Hewson	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 23, 2014

* Bruce L. Tanner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 23, 2014

* Christopher J. Gregoire	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 23, 2014

This registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

Daniel F. Akerson*	Marillyn A. Hewson*
Nolan D. Archibald*	Gwendolyn S. King*
Rosalind G. Brewer*	James M. Loy*
David B. Burritt*	Douglas H. McCorkindale*
James O. Ellis, Jr.*	Joseph W. Ralston*
Thomas J. Falk*	Anne Stevens*

* By:	/s/ Stephen M. Piper	July 23, 2014
Stephen M. Piper (Attorney-in-fact**)

**	By authority of Powers of Attorney previously filed with the registration statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Charter of Lockheed Martin Corporation, as amended by Articles of Amendment dated April 23, 2009 (incorporated by reference to Exhibit 3.1 to Lockheed Martin Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010)

4.2	Bylaws of Lockheed Martin Corporation, as amended effective January 24, 2013 (incorporated by reference to Exhibit 3.1 to Lockheed Martin Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2013)

5	Opinion of Stephen M. Piper, Esquire*

15	Acknowledgment of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Stephen M. Piper, Esquire (contained in Exhibit 5 hereof)*

24	Powers of Attorney*

99	Lockheed Martin Corporation Amended and Restated 2011 Incentive Performance Award Plan, as amended April 24, 2014 (incorporated by reference to Exhibit 10.1 to Lockheed Martin Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2014)

*	Previously filed